Exhibit 23.1

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


August 9, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Limelight Media Group, Inc.
         Formerly known as Showintel Networks, Inc.
         Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 20, 2004, relating to the financial statements of Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.).


Sincerely,

/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC